Exhibit 10(b)




INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 34 to Registration Statement No. 2-89550 of the FutureFunds Series Account of Great-West Life & Annuity Insurance Company on Form N-4 of our report dated March 12, 2004 on the financial statements of FutureFunds Series Account and our report dated February 25, 2004 on the consolidated financial statements of Great-West Life & Annuity Insurance Company and to the reference to us under the heading "Condensed Financial Information" in the Prospectus and under the heading "Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statement.





Denver, Colorado
April 28, 2004